PRICEWATERHOUSECOOPERS
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                                             PricewaterhouseCoopers
                                             No. 1 London Bridge
                                             London SE1 9QL
                                             Telephone +44 (0) 171-939 3000
                                             Facsimile +44 (0) 171-403 5365





                          CONSENT OF INDEPENDENT ACCOUNTANTS
                          ----------------------------------

          We hereby consent to the use in this Registration Statement on Form S-4 of TXU Eastern Funding Company and TXU Eastern Holdings Limited of our reports (i) dated June 30, 1999 relating to the financial statements of TXU Eastern Holdings Limited; (ii) dated April 26, 1999 relating to the financial statements of Eastern Group plc; and (iii) dated April 26, 1999 relating to the financial statements of Energy Group Overseas BV, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Selected Financial Data" in such Registration Statement.




          PricewaterhouseCoopers
          London, England
          June 30, 1999